Exhibit 10.4
PEERLESS MFG. CO.
2007 STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
     THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of                     , 20      is entered into between PEERLESS MFG. CO., a Texas corporation (the “Company”), and                                          (“Grantee”). Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the Peerless Mfg. Co. 2007 Stock Incentive Plan (the “Plan”).
W I T N E S S E T H:
     A. Grantee is a non-employee director of the Company; and
     B. Pursuant to the terms of the Plan, on                     , 20      (the “Date of Grant”), Grantee was granted shares (“Restricted Stock”) of the Company’s common stock, par value $1.00 per share (“Common Shares”);
     NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, the Company and Grantee agree as follows:
     1. Grant of Restricted Stock. The Company hereby grants to Grantee, effective as of the Date of Grant,                      shares of Restricted Stock, which shares are immediately nonrestricted and nonforfeitable as of the Date of Grant.
     2. Dividend, Voting and Other Rights. Grantee shall have all of the rights of a shareholder with respect to the shares of Restricted Stock, including the right to vote the shares of Restricted Stock and receive any cash dividends that may be paid thereon.
     3. Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the parties as follows:

If to the Company, at:	the Company’s principal executive office, addressed to the attention of the Secretary

If to Grantee, at:	Grantee’s address provided by Grantee on the last page hereof
Either the Company or Grantee may change the above designated address by written notice to the other specifying such new address.
     4. Interpretation. The interpretation and construction of this Agreement by the Board shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

     5. Amendments. The Plan or this Agreement may be amended, suspended or terminated in accordance with the applicable provisions of the Plan.
     6. Integration. The shares of Restricted Stock are granted pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which has been made available to Grantee and is available upon request to the Secretary at the address specified in Section 3 hereof and which is incorporated herein by reference. As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Grantee and supersede any prior understandings or agreements, whether written or oral, with respect to the shares of Restricted Stock.
     7. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.
     8. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Texas, without regard to conflict of laws principles thereof.
     9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

PEERLESS MFG. CO.

By:

Name:

Title:

The undersigned Grantee acknowledges receipt of an executed original of this Agreement and accepts the shares of Restricted Stock subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Date:

Grantee
GRANTEE:   Please complete/update the following information.

Name:

Home Address:

Social Security Number: